Calculation of Filing Fee Tables
S-3
TECOGEN INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	common stock	Other	4,507,603	$ 3.115	$ 14,041,183.35	0.0001381	$ 1,939.09
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 14,041,183.35		$ 1,939.09
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 1,939.09
Offering Note
[1]	The amount registered consists of 4,507,603 shares of the Registrants common stock, held by certain selling stockholders which may be offered and sold by such selling stockholders from time to time pursuant to the prospectus contained in this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover such additional number of securities as may be offered or issued from time to time upon stock splits, stock dividends, recapitalizations, or similar transactions. Solely for the purpose of calculating the registration fee, the Proposed Maximum Offering Price Per Unit and Maximum Aggregate Offering Price are estimated and, in accordance with Rule 457c under the Securities Act of 1933, are based upon the average of the high and low prices for the Registrant's common stock as reported on The NYSE American, LLC, on August 28, 2026, such date being within five business days of the date that this registration statement was filed with the Securities and Exchange Commission.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☑Not Applicable
Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date